SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               Amendment No. 1 to

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            MCB FINANCIAL CORPORATION
                   --------- -------------------------------
             (Exact name of registrant as specified in its charter)

      CALIFORNIA                                                 68-0300300
----------------------                                    ----------------------
State of Incorporation                                    IRS Employer ID Number

   1248 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA                       94901
--------------------------------------------------                --------
Address of registrant's principal executive office                Zip Code


Securities Act Registration Statement and file number to which this form relates: ___ (if applicable)

        Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each Class                         Name of Each Exchange on Which
    to Be Registered                           Each class Is to be Registered
   -------------------                         ------------------------------

   NONE                                        NONE



If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

        Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED STOCK PURCHASE RIGHTS
            ---------------------------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


                  An amended description of the securities registered hereby is incorporated by reference to Item 5 to the Registrant's Current Report on Form 8-K dated August 21, 2001.



ITEM 2.  EXHIBITS.

                  The Exhibit Index on page E-1 of this Report is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

    Date: August 21, 2001             MCB Financial Corporation


                                      By:   /s/CHARLES O. HALL
                                            -----------------------------------
                                            Charles O. Hall
                                            President & Chief Executive Officer

                                  EXHIBIT INDEX



No.      Description
---      -----------

4.1 Rights Agreement dated as of January 19, 1999, between MCB Financial Corporation, a California corporation, and U.S. Stock Transfer Corporation, including Form of Right Certificate attached thereto as Exhibit A. Previously filed.

4.2 Amendment to Agreement between MCB Financial Corporation, a California corporation, and U.S. Stock Transfer Corporation, dated as of August 15, 2001, including an amended Summary of Rights to Purchase Common Shares attached thereto as Exhibit A. Incorporated by reference to
         Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated August 15, 2001.









                                      E-1






                                       4